Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30450, 333-65568, 333-73318, 333-104481 and 333-121445) of
Terabeam, Inc. of our report dated March 17, 2006, relating to the consolidated financial statements and financial statement schedule of Terabeam, Inc. as of December 31, 2005 and 2004 which appears in the company's Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Fitzgerald, Snyder & Co., P.C.

Fitzgerald, Snyder & Co., P.C.
McLean, Virginia
March 30, 2006